Exhibit 23.2

Independent Registered Public Accounting Firm's Consent

We consent to the use in this Registration Statement, Amendment No. 1 (File No. 333-299201), the “Registration Statement”, of Trump Media & Technology Group Corp. of our report dated September 4, 2026, relating to the consolidated financial statements of TAE Technologies, Inc. appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Semple, Marchal & Cooper, LLP

Phoenix, Arizona

October 27, 2026